Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-139818 on Form N-14 of our report dated December 21, 2006, relating to the financial statements and financial highlights of BlackRock Global Dynamic Equity Fund (the “Fund”) and of our report dated February 21, 2006, relating to the financial statements and financial highlights of BlackRock Global Value Fund, Inc. (the “Global Value Fund”) (formerly, Merrill Lynch Global Value Fund, Inc.), appearing in the corresponding Annual Reports on Form N-CSR of the Fund for the period ended October 31, 2006, and of the Global Value Fund for the year ended December 31, 2005. We also consent to the references to us under the captions “Other Service Providers” in the Combined Prospectus/Proxy Statement and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 8, 2007